NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON MAY 11, 2000

March 23, 2000

Dear Dow Stockholder:

We are pleased to invite you to the Annual Meeting of Stockholders of The Dow Chemical Company to be held on Thursday,
May 11, 2000, at 2 p.m. at the Midland Center for the Arts, 1801
West St. Andrews, Midland, Michigan.

Stockholders will vote upon the following matters either by proxy or in person:

1.  Election of five Directors:  J. Michael Cook, Willie D.
Davis, Michael D. Parker, J. Pedro Reinhard and Paul G. Stern.

2. Amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to one billion five hundred million.

3.  Ratification of the appointment of Deloitte & Touche LLP as
Dow's independent auditors for 2000.

4. Transaction of any other business as may properly come before the Meeting.

Your vote is important. Whether or not you plan on attending the Meeting, we hope you will vote your shares as soon as possible. You may vote your shares by telephone, on the Internet, or by mailing a completed form. Your voting form includes instructions on each of these voting methods.

Your Board of Directors has set the close of business on March 13, 2000, as the record date for determining stockholders entitled to receive notice of the Annual Meeting and any adjournment, and entitled to vote. A list of common stockholders entitled to vote will be open to any stockholder for any purpose relevant to the Meeting for ten days before the Meeting, from 8:30 a.m. to 5 p.m., at the Office of the Corporate Secretary, 2030 Dow Center, Midland, Michigan.

Since seating is limited, the Board has established the rule that only stockholders may attend or up to three people holding proxies for any one stockholder or account (in addition to those named as Board proxies on the printed proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins.

You will need a validated ticket of admission or proof of stock ownership to be admitted to the Meeting. Stockholders will receive a ticket as part of their proxy material. Stockholders of record and participants in the Dividend Reinvestment Plan, the Dow Salaried Employees' Savings Plan, the Dow Hourly Employees' Savings Plan, the Dow AgroSciences Employee Savings Plan, and the DH Compounding Company Savings and Retirement Plan need only check the box on the proxy form to validate their preprinted ticket and indicate that they will attend. Questions may be directed to 877-227-3294 (a toll-free number in the U.S. and Canada) or 517-636-1792.

Other stockholders holding stock in nominee name or beneficially (in "street name") will receive a ticket with their proxy material and need take no further action. Street name holders without tickets will need proof of ownership for admission to the Annual Meeting, such as a recent brokerage statement or letter from their bank or broker.

Thank you for your continued support and interest in The Dow
Chemical Company.

/s/John Scriven
Vice President
General Counsel and Secretary

Enclosures

2000 ANNUAL MEETING OF STOCKHOLDERS
THE DOW CHEMICAL COMPANY

NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF THE ANNUAL MEETING                              1

VOTING PROCEDURES                                         4
Voting Your Shares by Proxy                               4
Dividend Reinvestment Program Shares and                  4
Dow Employees' Savings Plan Shares
Dow Shares Outstanding                                    4
Proxies on Behalf of the Dow Board                        4

THE BOARD OF DIRECTORS
The Board of Directors and Board Committees               5
AGENDA ITEM 1: CANDIDATES FOR ELECTION AS DIRECTOR        6
Continuing Directors                                      8
Compensation of Directors                                 11
Section 16(a) Beneficial Ownership Reporting Compliance   11

AGENDA ITEM 2:  AMENDMENT OF THE RESTATED CERTIFICATE OF  12
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

AGENDA ITEM 3:  RATIFICATION OF THE APPOINTMENT OF THE    14
INDEPENDENT AUDITORS

FINANCIAL INFORMATION
Stock Ownership of Management and Certain Other Persons   15
Pension Plans                                             16
Compensation Tables                                       17
Compensation Committee Report                             19
Stockholder Return                                        21

OTHER INFORMATION                                         22
Future Stockholder Proposals                              22
Nominations for Director                                  22
Notification of Future Annual Meeting Business            22
Additional Information Available                          22
Other Matters                                             22


This Proxy Statement is issued in connection with the 2000 Annual
Meeting of Stockholders of The Dow Chemical Company, scheduled for May 11, 2000.

                        VOTING PROCEURES

In the following pages of this Proxy Statement, you will find information on your Board of Directors, the candidates for election to the Board and the current Directors, and two resolutions to be voted upon at the Annual Meeting of Stockholders or any adjournment of that Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote.

VOTING YOUR SHARES BY PROXY

You are encouraged to use the proxy form to cast your vote. As explained on the form, you may vote by telephone, on the Internet, or by mail. YOUR SHARES WILL BE VOTED IF THE PROXY FORM IS PROPERLY EXECUTED AND RECEIVED PRIOR TO MAY 11, 2000, THE DATE OF THE ANNUAL MEETING. IF NO SPECIFIC CHOICES ARE MADE BY YOU, AS EXPLAINED ON YOUR PROXY FORM, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY FORM WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

You may revoke your proxy at any time before its use at the Meeting by sending a written revocation, by submitting another proxy at a later date, or by attending the Meeting and voting in person. No matter which voting method you choose however, you need not vote more than once unless you wish to change your vote.

The Company has a policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company's management and Board unless disclosure is required by law and in other limited circumstances. It further provides that employees may confidentially vote their shares of Company stock held by the Company defined contribution plans, and requires the appointment of independent tabulators and inspectors of election.

DIVIDEND REINVESTMENT PROGRAM SHARES AND DOW EMPLOYEES' SAVINGS
PLAN SHARES

If you are enrolled in the Dividend Reinvestment Program ("DRP"), the enclosed proxy form indicates the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the DRP. Fleet National Bank as the DRP agent, will vote all shares of stock held in your DRP account only if you return your proxy form. If no specific instruction is given on an executed proxy form returned by you, Fleet National Bank will vote as recommended by the Board of Directors.

Separate "Confidential Voting Instruction" forms are being sent to current and former Dow employees participating in either the Dow Hourly or Salaried Employees' Savings Plans, covering all shares of common stock held for each participant in the Savings Plan on the record date. Your executed voting form will provide voting instructions to Bankers Trust Company, the Savings Plans' Trustee. If not all the Savings Plans' voting instructions are returned, the Trustee will vote all the shares of common stock for each Savings Plan in the same proportion as the shares for which valid instructions are received.

DOW SHARES OUTSTANDING

At the close of business on the record date, March 13, 2000, there were 225,167,941 shares of Dow common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. There are no shares of Preferred Stock outstanding.

PROXIES ON BEHALF OF THE DOW BOARD

The enclosed proxy is being solicited by your Board of Directors to provide an opportunity to all stockholders of record to vote on agenda items, whether or not they are able to attend the Annual Meeting. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. They will not be specially compensated for their services in this regard.

Dow has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $17,000. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

           THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The ultimate authority to manage the business of The Dow Chemical
Company rests with the Board of Directors. The Board appoints the Company's officers, assigns responsibilities for management of the Company's operations to them, and reviews their performance.

There were ten Board meetings in 1999. Thirteen of the Directors attended 100 percent of the Board meetings and all of the Directors then serving attended the last Annual Meeting of Stockholders.

Board committees perform many important functions. The responsibilities of each committee are stated in the Bylaws.
The Board, upon the recommendation of the Committee on Directors, elects members to each committee and has the power to change the responsibilities assigned to any committee or the committee membership. A brief description of the current standing Board committees follows, with memberships listed as of March 13, 2000, the record date for the Annual Meeting.

COMMITTEE AND FUNCTION   CHAIRMAN AND MEMBERS          MEETINGS
                                                       IN 1999

EXECUTIVE COMMITTEE      W. S. Stavropoulos, Chairman      12
Exercises the powers of  A. J. Carbone
the Board to manage the  M. D. Parker
Company between meetings F. P. Popoff
of the Board.            J. P. Reinhard

AUDIT COMMITTEE          B. H. Franklin, Chairman          4
Recommends a firm of     J. C. Danforth
independent auditors to  A. D. Gilmour
be appointed by the      W. S. Stavropoulos
Board, subject to        P. G. Stern
ratification by the
stockholders.  Reviews
the Company's annual
consolidated financial
statements.  Consults
separately with the
independent auditors,
the Corporate Auditor
and the Controller with
regard to the adequacy
of internal controls.
Reviews with the
independent auditors the
proposed plan of audit
and the results.

COMMITTEE ON DIRECTORS   W. D. Davis, Chairman             3
Studies the size and     J. K. Barton
makeup of the Board and  F. P. Popoff
its committees and       H. T. Shapiro
recommends candidates    W. S. Stavropoulos
for Board and committee  P. G. Stern
membership.

COMPENSATION COMMITTEE   H. T. Shapiro, Chairman           4
Establishes salaries,    J. M. Cook
bonuses and other        W. D. Davis
compensation for Dow     B. H. Franklin
Directors and officers   A. D. Gilmour
and for certain other    P. G. Stern
managerial and
professional personnel.
Administers the
Company's award and
option plans.

ENVIRONMENT, HEALTH,     D. T. Buzzelli, Chairman          3
SAFETY AND PUBLIC POLICY A. A. Allemang
COMMITTEE                J. K. Barton
Assesses the Company's   A. J. Carbone
environment, health and  J. M. Cook
safety policies and      J. C. Danforth
performance, and the     W. D. Davis
social impact of Company E. C. Falla
decisions.               B. H. Franklin
                         A. D. Gilmour
                         M. D. Parker
                         H. T. Shapiro
                         W. S. Stavropoulos
                         P. G. Stern

COMMITTEE AND FUNCTION   CHAIRMAN AND MEMBERS          MEETINGS
                                                       IN 1999

FINANCE COMMITTEE        J. P. Reinhard, Chairman          6
Reviews Dow's financial  A. J. Carbone
affairs and makes        E. C. Falla
recommendations to the   M. D. Parker
Board concerning         F. P. Popoff
financial matters.       W. S. Stavropoulos
Establishes investment
policy and reviews the
performance of funds
invested for the Dow
Employees' Pension Plan.
Helps establish
investment policies for
other funds and entities
connected with the
Company.


BOARD OF DIRECTORS' CLASSES

The Dow Board of Directors is divided into three classes. Each class, described in the chart below, serves a term of three years. The terms of the Directors in each class expire at the Annual Meeting of Stockholders in the year listed on the chart.

  Class I 2000        Class II - 2001        Class III - 2002

J. Michael Cook   Arnold A. Allemang       Jacqueline K. Barton
Willie D. Davis   John C. Danforth         David T. Buzzelli
Michael D. Parker Enrique C. Falla         Anthony J. Carbone
J. Pedro Reinhard Allan D. Gilmour         Barbara Hackman
                                           Franklin
Paul G. Stern     Frank P. Popoff          Harold T. Shapiro
                  William S. Stavropoulos

FUTURE BOARD CHANGES

As previously announced, effective November 1, 2000, the Board of Directors has elected Mr. Stavropoulos as Chairman of the Board and Mr. Parker as President and CEO.

The proposed merger of the Company and Union Carbide Corporation is currently under review by regulatory authorities. The merger agreement provides that when the merger becomes effective, two current Union Carbide Directors will be appointed as additional members of the Dow Board of Directors. As previously announced, one of those new Dow Directors will be William H. Joyce, Union Carbide's Chairman, President and CEO. The other new Director has not yet been determined.

                          AGENDA ITEM 1

               CANDIDATES FOR ELECTION AS DIRECTOR

In accordance with the recommendation of the Committee on Directors, the Board of Directors has nominated J. Michael Cook, Willie D. Davis, Michael D. Parker,J. Pedro Reinhard and Paul G. Stern for election as Directors in Class I, to serve three-year terms to expire at the Annual Meeting in the year 2003, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. All nominees, except for Mr. Cook, have previously been elected as Directors by the Company's stockholders. Information in the biographies of candidates and continuing Directors that follows is current as of March 13, 2000, the record date for the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL
OF THESE NOMINEES AS DIRECTORS.

The election of Directors requires a plurality of the votes actually cast. As explained on the accompanying proxy form, it is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board unless such authority is withheld. If something unanticipated should occur prior to the Annual Meeting, making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

Photo 1

J. MICHAEL COOK, 57. RETIRED CHAIRMAN AND CEO OF DELOITTE & TOUCHE LLP. DIRECTOR SINCE FEBRUARY 2000.
Chairman and CEO of Deloitte & Touche 1989-99 and Chairman and CEO of Deloitte, Haskins & Sells 1986-89. Director of Columbia/HCA Healthcare Corporation and ChildrenFirst. Member of the Advisory Board of Fidelity Group of Mutual Funds. 62nd member of the Accounting Hall of Fame 1999 and Distinguished Alumnus of University of Florida. Deloitte & Touche LLP received the Catalyst Award and United Way Spirit of America Award under Mr. Cook's leadership. Recipient of the Columbia Business School Botwinick Prize in Business Ethics, Yeshiva University's Distinguished Leadership Award, Monmouth College's Distinguished Business Leader, CEO Recognition Award from Women in Technology International and Working Mother Magazine's Family Champion of the Year Award. Board of Trustees of the National Health Care Quality Forum and the Center for Strategic and International Studies, Exeuctive in Residence of Columbia University School of Business and member of its Board of Overseers. During the last fiscal year, Deloitte & Touche
LLP provided auditing and other professional services to the Company and is expected to provide such services in the current fiscal year.

Photo 2

WILLIE D. DAVIS, 65. PRESIDENT AND CHIEF EXECUTIVE OFFICER OF ALL PRO BROADCASTING, INC. DIRECTOR SINCE 1988.
President and Chief Executive Officer of All Pro Broadcasting, Inc., a Los Angeles broadcasting company, 1976 to date. Director of Wicor, Inc.; Sara Lee Corporation; Alliance Bank; MGM Grand, Inc.; MGM, Inc.; Kmart Corporation; Johnson Controls Inc.; Rally's Hamburgers Inc.; the Strong Funds; and Bassett Furniture Industries. Trustee of the University of Chicago and Marquette University. Member of the Grambling College Foundation and the Ewing Marion Kauffman Center for Entrepreneurial Leadership Development Committee.

Photo 3

MICHAEL D. PARKER, 53. DOW EXECUTIVE VICE PRESIDENT AND PRESIDENT OF DOW NORTH AMERICA. DIRECTOR SINCE 1995.
Employee of Dow since 1968. Dow Europe S.A.* Product Marketing Manager for Epoxy Resins 1977-79. Director of Marketing for Inorganic Chemicals 1979-82. Director of Marketing for Organic Chemicals 1982-83. Commercial Director for the Functional Products Department 1983-84. Dow U.S.A. General Manager of the Specialty Chemicals Department 1984-87. Dow Chemical Pacific Limited* Commercial Vice President 1987-88, President 1988-93. Dow Group Vice President 1993-96. Group Vice President - Chemicals and Hydrocarbons 1993-95. Business Vice President for Chemicals 1995 to date. President Dow North America 1995 to date. Executive Vice President 1996 to date. Director, Destec Energy, Inc. 1995-97. Director of the National Association of Manufacturers, the National Legal Center for the Public Interest and the Chlorine Chemistry Council.


Photo 4

J. PEDRO REINHARD, 54. DOW EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. DIRECTOR SINCE 1995.
Employee of Dow since 1970. Dow Brazil Area Finance Director 1978-81. Dow Europe S.A.* Finance Director 1981-85. Dow Assistant Treasurer 1984-85. Dow Europe S.A.* Vice President 1985-88. Managing Director, Dow Italy 1985-88. Dow Treasurer 1988-96, Vice President 1990-95, Financial Vice President 1995-96, Chief Financial Officer 1995 to date, Executive Vice President 1996 to date. Chairman of the Board of Liana Limited.* Representative on the Members Committee, Dow AgroSciences LLC.* Member of the Financial Executives Institute and The Conference Board's Council of Financial Executives.

Photo 5

PAUL G. STERN, 61. PARTNER OF THAYER CAPITAL PARTNERS AND ARLINGTON CAPITAL PARTNERS. DIRECTOR SINCE 1992.
Partner and co-founder of Thayer Capital Partners 1995 to date. Partner and co-founder of Arlington Capital Partners 1999 to date. Director of Aegis Communications, Inc. 1998 to date. Special Partner at Forstmann Little & Co. 1993-95. Northern Telecom Limited Director 1988-93, Vice Chairman and Chief Executive Officer 1989-90, Chief Executive Officer 1990-93, Chairman of the Board 1990-93. President, Unisys Corporation (formerly Burroughs Corporation) 1982-87. Director of SAGA SOFTWARE, Inc.; ePlus, inc.; and Whirlpool Corporation. Board member of the Lauder Institute and the University of Pennsylvania's School of Engineering and Applied Science and the Wharton School. Treasurer, John F. Kennedy Center for the Performing Arts, Washington, D.C. Board of Trustees, Library of Congress.

CONTINUING DIRECTORS

Photo 6

ARNOLD A. ALLEMANG, 57.  DOW VICE PRESIDENT, OPERATIONS.
DIRECTOR SINCE 1996.
Employee of Dow since 1965. Director of Technology Centers, Dow U.S.A. 1989-92. Manufacturing General Manager, Dow Benelux N.V.* 1992-93. Regional Vice President, Manufacturing and Administration, Dow Benelux N.V.* 1993. Vice President, Manufacturing Operations, Dow Europe S.A.* 1993-95. Dow Vice President and Director of Manufacturing and Engineering 1996-97. Dow Vice President, Operations 1997 to date. Director of Liana Limited* and Dorinco Reinsurance Company.* Representative on the Members Committees of DuPont Dow Elastomers L.L.C.* President of Dow Environmental Inc.* Member of the American Chemical Society; the Advisory Board, Center for Chemical Process Safety, American Institute of Chemical Engineers; and College of Engineering Advisory Council, Kansas State University.

Photo 7

JACQUELINE K. BARTON, 47. ARTHUR AND MARIAN HANISCH MEMORIAL PROFESSOR OF CHEMISTRY, CALIFORNIA INSTITUTE OF TECHNOLOGY. DIRECTOR SINCE 1993.
Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-82. Columbia
University: Assistant Professor 1983-85, Associate Professor 1985-86, Professor of Chemistry and Biological Sciences 1986-89. California Institute of Technology: Professor of Chemistry 1989 to date, Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date. Named a MacArthur Foundation Fellow 1991. Recipient of the American Chemical Society ("ACS") William
H. Nichols Medal Award 1997, Columbia University Medal of Excellence 1992, ACS Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985. Member of the American Academy of Arts and Sciences and the Gilead Sciences Scientific Advisory Board. Trustee of Barnard College.

Photo 8

DAVID T. BUZZELLI, 58.  DOW SENIOR CONSULTANT.  DIRECTOR SINCE
1993.
Employee of Dow since 1965. Manager of Agricultural Products, Health and Environmental Services, Michigan Division 1980-84. Director of Government and Public Affairs 1984-86. Vice President of Dow Chemical U.S.A. 1984-86. Chairman, President and CEO of Dow Chemical Canada Inc.* 1986-90. Dow Vice President 1990-97. Corporate Director of Environment, Health and Safety 1990-97. Corporate Director of Public Affairs 1993-97. Management responsibility for Information Systems 1994-97.
Senior Consultant 1997 to date. Director of Dow Corning Corporation.* Member of the President's Council on Sustainable Development, World Resources Institute Board, Asea Brown Boveri Ltd. Advisory Council, International Institute for Sustainable Development, China Council for International Cooperation on Environment and Development, and Princeton University Environmental Institute Advisory Council.

Photo 9

ANTHONY J. CARBONE, 59. VICE CHAIRMAN OF THE BOARD OF DIRECTORS AND DOW EXECUTIVE VICE PRESIDENT. DIRECTOR SINCE 1995.
Employee of Dow since 1962. Dow Latin America Marketing Director for Plastics 1974-76. Dow Business Manager for STYROFOAM(tm) 1976-80, Director of Marketing for Functional Products and Systems 1980-83. Dow U.S.A. General Manager of the Coatings and Resins Department 1983-86, General Manager of Separation Systems 1986-87, Vice President Dow Plastics 1987-91. Dow North America Group Vice President for Plastics 1991-93. Group Vice President, Global Plastics 1993-95. Group Vice President - Global Plastics, Hydrocarbons and Energy 1995-96. Executive Vice President, 1996 to date. Vice Chairman of the Board of Directors, February 2000 to date. Board member of the Society of Plastics Industries and the American Plastics Council. Member of the American Chemical Society and Advisory Council for the Heritage Foundation.

Photo 10

JOHN C. DANFORTH, 63. PARTNER OF BRYAN CAVE LLP AND FORMER UNITED STATES SENATOR. DIRECTOR SINCE 1996.
Partner with the law firm of Bryan Cave LLP with offices in St. Louis, Kansas City, and fourteen other cities in the United States and abroad, 1995 to date. Attorney General of Missouri 1969-76. United States Senate 1976-95, serving on the Committee on Finance; Committee on Commerce, Science and Transportation; and the Select Committee on Intelligence. Director of General American Life Insurance Company; GenAmerican Corporation; General American Mutual Holding Company; Time Warner, Inc.; and Cerner Corporation. Recipient of the St. Louis Award, the Harry S Truman Good Neighbor Award, the St. Louis Man of the Year Award, the Right Arm of St. Louis Award, the University of Missouri-Kansas City Chancellor's Medal Award, the Presidential World Without Hunger Award, the Legislative Leadership Award of the National Commission Against Drunk Driving, and the Distinguished Missourian and Brotherhood Awards of the National Conference of Christians and Jews.

Photo 11

ENRIQUE C. FALLA, 60.  DOW SENIOR CONSULTANT.  DIRECTOR SINCE
1985.
Employee of Dow since 1967. Commercial Vice President of Dow Latin America 1979-80. President of Dow Latin America 1980-84. Dow Financial Vice President 1984-91. Treasurer 1986-87. Chief Financial Officer 1987-95. Executive Vice President 1991-97. Senior Vice President 1997. Senior Consultant 1997 to date. Director of Dow Corning Corporation* and Guidant Corporation. Member of the Board of Trustees of The University of Miami.

Photo 12

BARBARA HACKMAN FRANKLIN, 59. PRESIDENT AND CEO OF BARBARA FRANKLIN ENTERPRISES AND FORMER U.S. SECRETARY OF COMMERCE. DIRECTOR 1980-92 AND 1993 TO DATE.
President and CEO, Barbara Franklin Enterprises, a private consulting and investment firm, 1995 to date. Business consultant 1993-95. U.S. Secretary of Commerce 1992-93. President and CEO, Franklin Associates 1984-92. Senior Fellow and Director of Government and Business Program, Wharton School of the University of Pennsylvania 1979-88. Commissioner, U.S. Consumer Product Safety Commission 1973-79. Staff Assistant to the President of the United States 1971-73. Assistant Vice President, Citibank 1969-71. Manager of Environmental Analysis, Singer Company 1964-68. President's Advisory Council for Trade Policy and Negotiations 1982-84 and 1989-92. Alternate Representative to 44th United Nations General Assembly 1989-90. AICPA Board of Directors 1979-86. Recipient of John J. McCloy Award for contributions to excellence in auditing. Director of Aetna, Inc.; Milacron, Inc.; and MedImmune, Inc.

Photo 13

ALLAN D. GILMOUR, 65. RETIRED VICE CHAIRMAN OF FORD MOTOR COMPANY. DIRECTOR SINCE 1995.
Employee of Ford Motor Company 1960-95, Vice President and Controller 1979-84, Vice President - External and Personnel Affairs 1984-86, Executive Vice President and Chief Financial Officer 1986-87, Executive Vice President - International Automotive Operations 1987-89, Executive Vice President - Corporate Staffs 1989-90, President - Ford Automotive Group 1990-
93.  Director of Ford Motor Company 1986-95, Vice Chairman 1993-
95. Director of DTE Energy Company, The Prudential Insurance Company of America, MediaOne Group, and Whirlpool Corporation.

Photo 14

FRANK P. POPOFF, 64.  CHAIRMAN OF THE DOW BOARD OF DIRECTORS.
DIRECTOR SINCE 1982.
Employee of Dow since 1959. Dow Europe S.A.* Executive Vice President 1980-81, President 1981-85. Dow Executive Vice President 1985-87, President 1987-93, President and Chief Operating Officer 1987, Chief Executive Officer 1987-95, Chairman of the Board 1992 to date. Director of American Express Company; U S WEST, Inc.; United Technologies Corporation; Chemical Financial Corporation; Chemical Bank and Trust Company; the Indiana University Foundation; and the Michigan Molecular Institute. Past Chairman of the Chemical Manufacturers Association. Member of The Business Council, the Business Council for Sustainable Development, the Council for Competitiveness, and the American Chemical Society.

Photo 15

HAROLD T. SHAPIRO, 64.  PRESIDENT OF PRINCETON UNIVERSITY.
DIRECTOR SINCE 1985.
President of The University of Michigan 1980-87. President of Princeton University 1988 to date. Chairman, National Bioethics Advisory Commission 1996 to date. Presidential Appointment to the Council of Advisors on Science and Technology 1990-92. Member of the Institute of Medicine and the American Philosophical Society. Fellow of the American Academy of Arts and Sciences. Trustee and Chair of the Board of the Alfred P. Sloan Foundation. Trustee of the University of Pennsylvania Medical Center, The Universities Research Association, and the Educational Testing Service.

Photo 16

WILLIAM S. STAVROPOULOS, 60. DOW PRESIDENT AND CHIEF EXECUTIVE OFFICER. DIRECTOR SINCE 1990.
Employee of Dow since 1967.  President of Dow Latin America 1984-
85. Dow U.S.A. Commercial Vice President for Basics and Hydrocarbons 1985-87. Group Vice President for Plastics and Hydrocarbons 1987-90. President of Dow U.S.A. 1990-93. Dow Vice President 1990-91, Senior Vice President 1991-93, Chief Operating Officer 1993-95, President 1993 to date, Chief Executive Officer 1995 to date. Director of Dow Corning Corporation,* NCR Corporation, BellSouth Corporation, Chemical Financial Corporation, and Chemical Bank and Trust Company. Representative on the Members Committee, Dow AgroSciences LLC.* Member of the American Chemical Society, The Business Council, The Business Roundtable, and the Society of Chemical Industry. Serves on the Joint Automotive Suppliers Governmental Action Council and the University of Notre Dame Advisory Council for the College of Science. Board member of the American Plastics Council, Chemical Manufacturers Association, University of Washington Foundation, American Enterprise Institute for Public Policy Research, Midland Community Center, and U.S. Council for International Business.



* A number of Company entities are referenced to in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of the Annual Meeting record date.) Dow Corning Corporation and DuPont Dow Elastomers L.L.C. - companies ultimately 50 percent-owned by Dow. Dorinco Reinsurance Company, Dow AgroSciences LLC, Dow Benelux N.V., Dow Chemical Canada Inc., Dow Chemical Pacific Limited, Dow Environmental Inc., Dow Europe S.A., Dow Italia S.p.A., and
Liana Limited - all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

                    COMPENSATION OF DIRECTORS
DIRECTORS' FEES

Directors' fees are paid only to Directors who are not Dow employees as follows:

Board Service                    $45,000 annually
Each Board Committee             $ 8,000 annually
Each Committee Chairmanship      $ 8,000 annually

Nonemployee Directors receive a one-time grant of 1,500 shares of the Company's common stock, subject to certain transfer restrictions specified by the Compensation Committee. No such grants were made in 1999. Mr. Cook received a grant in February
2000.

DEFERRED COMPENSATION PLAN

Nonemployee Directors may elect, prior to the start of any Board year (from election or from the Annual Meeting to the next Annual Meeting), to have all or part of their fees credited to a deferred compensation account. At the election of the Director, this may be a cash account or an account in units based on the value of Dow common stock. Amounts credited to the Director's account will accrue interest either equivalent to 125 percent of the 120-month rolling average of the ten-year U.S. Treasury Note determined on September 30 of the preceding year, or amounts equivalent to dividends paid on Dow common stock. Such deferred amounts will be paid in installments at the election of the Director, commencing on the July 15 following the Director's termination of Board membership, on the following July 15 or on July 15 of the calendar year following the Director's 70th birthday. If the Director remains on the Board beyond his or her 70th birthday, payments shall start on the July 15 following termination of Board membership.

OPTION GRANTS

Nonemployee Directors may receive grants of ten-year nonqualified market-priced options for the purchase of Dow common stock. Such grants may be made once every five years, for the ten-year duration of the Option Plan. All options are subject to a three-year incremental vesting schedule. The size of the option grants is determined by a fixed formula based on the then current annual retainer and price of Dow common stock, and grants are contingent upon the Director owning increasingly larger amounts of Dow stock. For the second grant under the Option Plan, made in 1999, options for the purchase of 1,200 shares were granted to participating nonemployee Directors who owned at least 2,000 shares of Dow common stock for at least a year prior to the grant. Nonemployee Directors who had not previously received an Option Plan grant were eligible for such a grant if they owned at least 1,500 shares of Dow common stock. All nonemployee Directors qualified for a grant in 1999.

STOCK INCENTIVE PLAN

As a substitute for a nonemployee Directors' pension plan discontinued at the end of 1997, the Company has established a nonemployee Directors' stock incentive plan. It provides annual grants of ten-year non-qualified market-priced stock options that vest after completion of five years of Board service.
However no options may be exercised earlier than one year from the date of grant. The number of options granted to each eligible nonemployee Director is determined according to a fixed formula that calculates 45 percent of the prior year's average annual retainer and fees for nonemployee Directors. This value is then divided by the product of the Black-Scholes valuation of a ten-year option and the market price of Dow stock on the date of grant. In 1999, each nonemployee Director received an option grant for the purchase of 1,100 shares of Dow common stock.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

On April 13, 1999, cash dividends from holdings of Company stock that had accumulated in the Individual Retirement Account of Mr. Allemang were reinvested in Company common stock. This reinvestment purchase was reportable under the requirements of
Section 16(a) of the Securities Exchange Act of 1934. The report was filed on June 8, 1999, approximately a month after the report due date of May 10, 1999. Mr. Allemang had not been fully advised of the reporting obligations for such a transaction.

                          AGENDA ITEM 2

            APPROVAL OF AN AMENDMENT TO THE COMPANY'S
              RESTATED CERTIFICATE OF INCORPORATION
                    TO INCREASE THE NUMBER OF
                AUTHORIZED SHARES OF COMMON STOCK

Your Board of Directors proposes to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. The purpose of this proposal is to enable the Company to effect potential future stock splits and stock dividends that will make Dow stock affordable for a broader base of stockholders, and to issue Common Stock for other proper corporate purposes that may be identified in the future. The proposed amendment would increase the number of authorized shares of Common Stock from 500,000,000 shares to 1,500,000,000 shares.

The Board of Directors adopted the proposed amendment to the Restated Certificate of Incorporation at its February 10, 2000 meeting, subject to stockholder approval, and declared the proposal to be advisable. Accordingly, stockholders are asked to vote on the following resolution:

RESOLVED, THAT THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION BE AMENDED TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO ONE BILLION FIVE HUNDRED MILLION (1,500,000,000) SHARES OF COMMON STOCK, TO BE EFFECTED BY AMENDING ARTICLE IV, SECTION 4.1, AND THE FIRST SENTENCE OF SECTION 4.3 OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, SO THAT SECTION 4.1 SHALL READ IN ITS ENTIRETY AS FOLLOWS:

SECTION 4.1  TOTAL NUMBER OF SHARES OF STOCK

THE TOTAL NUMBER OF SHARES OF STOCK OF ALL CLASSES THAT THE COMPANY SHALL HAVE AUTHORITY TO ISSUE IS ONE BILLION SEVEN HUNDRED FIFTY MILLION SHARES. THE AUTHORIZED CAPITAL STOCK IS DIVIDED INTO TWO HUNDRED FIFTY MILLION SHARES OF PREFERRED STOCK OF THE PAR VALUE OF ONE DOLLAR EACH (HEREINAFTER THE "PREFERRED STOCK") AND ONE BILLION FIVE HUNDRED MILLION SHARES OF COMMON STOCK OF THE PAR VALUE OF TWO DOLLARS AND FIFTY CENTS EACH (HEREINAFTER THE "COMMON STOCK").

AND SO THAT THE FIRST SENTENCE OF SECTION 4.3 SHALL READ AS
FOLLOWS:

SECTION 4.3  COMMON STOCK

THE ONE BILLION FIVE HUNDRED MILLION SHARES OF COMMON STOCK OF
THE COMPANY SHALL BE OF ONE AND THE SAME CLASS.

A copy of the Company's Restated Certificate of Incorporation may be obtained upon request by calling the Office of the Corporate
Secretary at 877-227-3294 (a toll-free number in the U.S. and Canada) or 517-636-5915.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED
AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

REASONS FOR THE AMENDMENT

An increase in the amount of Common Stock authorized by the Company's Restated Certificate of Incorporation is necessary for the Company to declare a three-for-one stock split and it is the intention of the Board of Directors to take that action if this amendment is approved. This planned stock split would be effected as a dividend of two additional shares of Common Stock for each share of Common Stock then issued, so that the resulting post-split number of shares in each account is three times the pre-split number of shares. Without approval of the proposed amendment to the Company's Restated Certificate of Incorporation, the Company would not have sufficient authorized capital to declare a three-for-one stock split. Generally, stock splits are intended to shift the market price range of Common Stock to a level that will facilitate increased trading activity and will broaden the marketability of the Common Stock.

Approval of the proposed amendment will allow the Company to declare a corresponding stock split in the form of a stock dividend while maintaining the current ratio of issued-to-authorized shares of Common Stock, thereby maintaining the same flexibility that currently exists for the Company to use capital stock for future business and financial purposes. Authorized but unissued shares of Common Stock may be used by the Company for any purpose permitted under Delaware law, including to raise capital; to provide equity incentives to employees, officers and Directors; and to enter strategic transactions that the Board of Directors believes provide the potential for growth and profit. Authorized but unissued shares of Common Stock may also be used to oppose a hostile takeover attempt or to delay or prevent a change in control of the Company, although the Company has no present intention to issue shares for such purpose. The proposed amendment has been prompted by business and financial considerations, and the Company is not aware of any threat of takeover or change in control. While approval of the proposed amendment to the Company's Restated Certificate of Incorporation will increase the number of authorized shares, the ratio of issued-to-authorized shares of Common Stock would remain unchanged after a three-for-one stock split.

Under the proposed amendment, each of the newly authorized shares of Common Stock will have the same rights and privileges as currently authorized Common Stock. Adoption of the proposed amendment will not affect the rights of the holders of currently outstanding Common Stock of the Company nor will it change the par value of the Common Stock. The last increase in the number of authorized shares of Common Stock was approved by stockholders in 1976.

BACKGROUND INFORMATION

The number of shares of Common Stock issued as of the record date for the Annual Meeting, March 13, 2000, was 327,125,854, which includes 101,957,913 shares that the Company holds as treasury stock. The Company has committed to deliver some of the shares it holds as treasury stock to the stockholders of Union Carbide Corporation in exchange for their Union Carbide stock upon consummation of the Company's proposed merger with Union Carbide. STOCKHOLDER APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION IS NOT NECESSARY TO COMPLETE THE PROPOSED MERGER WITH UNION CARBIDE BECAUSE THERE ARE CURRENTLY SUFFICIENT TREASURY SHARES TO COMPLETE THAT TRANSACTION. There are also 18,994,394 shares subject to issuance for outstanding awards under various benefit plans for employees and Directors. The remaining 153,879,752 shares that are currently authorized but unissued are not sufficient for a three-for-one stock split.

The authorized capital of the Company currently consists of 500,000,000 shares of Common Stock, $2.50 par value per share, and 250,000,000 shares of Preferred Stock, $1.00 par value per share. Since the proposed amendment would increase the number of authorized shares of Common Stock to 1,500,000,000, the total number of authorized shares would thereby be increased to 1,750,000,000. The proposed amendment to increase the authorized number of shares of Common Stock does not change the number of shares of Preferred Stock that the Company is authorized to issue. There are no shares of Preferred Stock currently outstanding.

If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. However, if stockholders approve the proposed amendment to the Company's Restated Certificate of Incorporation, the Board of Directors retains the discretion under Delaware law to abandon and not implement the proposed amendment to the Restated Certificate of Incorporation and the number of authorized shares would accordingly remain at current levels.

The Company has been advised by tax counsel that a split in the form of a stock dividend would result in no gain or loss or realization of taxable income to the holders of Common Stock under existing federal tax law. Non-U.S. stockholders should consult with their financial advisors regarding tax treatment in other jurisdictions.

EFFECT ON PROPOSED MERGER WITH UNION CARBIDE

As indicated above, stockholder approval of the proposed amendment to the Company's Restated Certificate of Incorporation is not necessary to complete the Company's proposed merger with Union Carbide. If the Company's merger with Union Carbide has not been completed prior to the record date of the contemplated stock split, the number of shares of Dow Common Stock to be issued upon consummation of the merger to Union Carbide stockholders for each share of Union Carbide common stock that they hold will be increased to reflect the stock split since they will be ineligible for the stock dividend itself. If the record date for the contemplated stock split is on or after the effective date of the Company's merger with Union Carbide, there will be no adjustment for the stock split in the exchange ratio for the merger and former Union Carbide stockholders will participate equally with other Company stockholders in receiving the stock dividend.

VOTE NECESSARY TO APPROVE PROPOSAL

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary for approval of Agenda Item 2. Proxies that are granted without providing voting instructions will be voted
FOR approval of Agenda Item 2.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
INCORPORATION.

                          AGENDA ITEM 3

                 RATIFICATION OF THE APPOINTMENT
                   OF THE INDEPENDENT AUDITORS

RESOLVED, THAT THE APPOINTMENT BY THE BOARD OF DIRECTORS OF
DELOITTE & TOUCHE LLP TO AUDIT THE 2000 CONSOLIDATED FINANCIAL
STATEMENTS OF THE DOW CHEMICAL COMPANY AND ITS SUBSIDIARIES IS
HEREBY RATIFIED.

The Bylaws provide that the Board's selection of auditors must be presented for stockholder ratification or rejection at the Annual Meeting. The Audit Committee has recommended and the Board has, subject to your ratification, appointed Deloitte & Touche LLP (the "Firm") to audit and report on the consolidated financial statements of Dow and its subsidiaries for 2000. Deloitte & Touche LLP has audited Dow's financial statements for more than ninety years and served as its independent auditors for 1999. The Firm has offices or affiliates at or near most of the locations where Dow operates in the United States and other countries. Deloitte & Touche LLP regularly rotates its lead audit partner assigned to Dow.

Before making its recommendation for appointment, the Audit Committee carefully considers the qualifications of candidates for independent auditors. For Deloitte & Touche LLP, this has included a review of its performance in prior years, as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 2000, Deloitte & Touche LLP advised the Committee that it believes all litigation against the Firm can fairly be characterized as incidental to the practice of the accounting profession and that resolution of its cases will not affect its ability to serve as independent auditors for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual
Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the Meeting.

Audit services performed by Deloitte & Touche LLP for the year ended December 31, 1999, included the audit of the consolidated financial statements of the Company and its subsidiaries, the separate audits of the financial statements of certain subsidiary companies and employee benefit plans where required by government regulations or agreement, as well as services related to filings with the Securities and Exchange Commission and consultation on matters related to accounting and financial reporting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. If the resolution does not pass, the selection of independent auditors will be reconsidered by the Audit Committee and the Board. Because it is difficult and not cost effective to make any change in independent auditors so far into the year, the appointment of Deloitte & Touche LLP would probably be continued for 2000, unless the Audit Committee or the Board finds additional good reasons for making an immediate change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE PROPOSAL TO RATIFY ITS SELECTION OF DELOITTE &
TOUCHE LLP AS DOW'S INDPENDENT AUDITORS FOR 2000.

     STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

The following table sets forth information regarding beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange
Act of 1934, of Dow common stock. The table reports ownership as of February 10, 2000.


                                            RIGHTS  PERCENTAGE OF
                                        TO ACQUIRE  COMMON SHARES
                   SHARES OF DOW        BENEFICIAL   BENEFICIALLY
                    COMMON STOCK      OWNERSHIP OF     OWNED PLUS
                                                        RIGHTS TO
                   BENEFICIALLY     SHARES OF DOW         ACQUIRE
NAME                      OWNED*    COMMON STOCK**    OWNERSHIP**

DIRECTORS:
A. A. Allemang           28,138.5         77,993.0            ***
J. K. Barton              2,000.0          3,850.0            ***
D. T. Buzzelli           22,148.5        153,000.0            ***
A. J. Carbone         34,467.9(a)        154,027.0            ***
J. C. Danforth            1,500.0                             ***
J. M. Cook                1,500.0                             ***
W. D. Davis               2,050.0          3,600.0            ***
E. C. Falla          122,969.0(a)         70,000.0            ***
B. H. Franklin            2,651.7          3,850.0            ***
A. D. Gilmour             2,500.0                             ***
M. D. Parker          35,936.4(a)        163,147.0            ***
F. P. Popoff         238,495.5(a)        480,000.0          0.32%
J. P. Reinhard        45,687.3(a)         77,001.0            ***
H. T. Shapiro             2,548.7          3,850.0            ***
W. S. Stavropoulos   102,287.1(a)        454,531.0          0.25%
P. G. Stern               3,500.0          3,850.0            ***

21 DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP           690,369.2(a)      1,879,398.0          1.18%

CERTAIN OTHER
OWNERS(b)
Sanford C.        15,570,598.0(c)                           6.92%
Bernstein & Co.,
Inc.
1 North Lexington
Avenue
White Plains,
New York


* In addition to shares held in sole name, these columns include all shares held by the spouse and other members of the person's immediate family who share that household with the named person. These columns also include all shares held in trust for the benefit of the named party or group in The Dow Chemical Company Salaried Employees' Savings Plan. The named person may disclaim beneficial ownership of some or all of the shares listed.

**     This column includes any shares that the party or group
could acquire through April 20, 2000, by (a) exercise of an option granted by Dow, (b) distribution of shares under a Deferred Stock Agreement or (c) payment of any balance due under a subscription in The Dow Chemical Company 1999-2000 Employees' Stock Purchase Plan. The shares indicated in this column have not been issued and cannot be voted.

***  Less than 0.1 percent.

(a) Directors Carbone, Falla, Parker, Popoff, Reinhard and Stavropoulos are all members of the Board's Finance Committee, which shares investment and voting authority for stock held in the Dow Employees' Pension Plan Trust (the "Plan"). As of February 10, 2000, the Plan beneficially owned 1,838,319 shares of Dow common stock. The named individuals, and all other Directors and officers, disclaim beneficial ownership of Dow common stock owned by the Plan.

(b) Certain information regarding the only beneficial owners of more than five percent of the Company's voting securities known to the Company.

(c) As reported in a Schedule 13G dated December 31, 1999, filed on February 8, 2000, by Sanford C. Bernstein & Co., Inc., in its role as an investment advisor and broker/dealer for various clients.

                          PENSION PLANS

The Company provides the Dow Employees' Pension Plan (the "Plan") for employees on its U.S. payroll and for employees of some of its wholly owned U.S. subsidiaries. Because it is a defined benefit plan, the amount of a retiree's pension is calculated using pay and years of service as an employee, rather than by the market value of the Plan assets, as in a defined contribution plan.

Upon normal retirement at age 65, a participant receives an annual pension from the Plan subject to a statutory limitation.
The annual pension is the greater of (a) or (b) below:

(a) 1.6 percent of the employee's highest average credited compensation for any three consecutive years, multiplied by the employee's years of credited service up to 35 years, and by one-half of the years of credited service in excess of 35 years. The Plan contains a provision for an offset of the employee's primary Social Security benefit, calculated using the method specified in the Tax Reform Act of 1986.

(b) A benefit that is the sum of the employee's yearly basic and supplemental accruals. Basic accruals equal the employee's highest average credited compensation for any three consecutive years multiplied by a percentage ranging from 4 percent to 18 percent dependent upon the employee's age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1 percent to 4 percent, based on the age of the employee in the years earned.

The sum of the basic and supplemental accruals is divided by a conversion factor to calculate the immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula (b) will be credited with interest at 8 percent per year.

The following table illustrates the annual pension benefits, including those from the Executives' Supplemental Retirement Plan or the Key Employees' Insurance Plan payable to executive officers, calculated before the application of an offset of the employee's primary Social Security benefit. The benefits shown are single-life annuities for participants who retire at age 65. While a single life annuity provides a higher retiree benefit, most participants elect pensions with survivorship provisions.


                     ANNUAL PENSION BENEFITS


  AVERAGE                        YEARS OF CREDITED SERVICE

  PAY FOR
  PENSION
 PURPOSES  15 YRS.  20 YRS.  25 YRS.     30 YRS.   35 YRS.    40 YRS.   45 YRS.
  700,000  239,000  302,000  351,000     384,000   403,000    406,000   406,000
  800,000  274,000  346,000  402,000     440,000   461,000    465,000   465,000
  900,000  309,000  391,000  453,000     496,000   520,000    525,000   525,000
1,000,000  344,000  435,000  504,000     552,000   579,000    584,000   584,000
1,100,000  378,000  479,000  555,000     608,000   637,000    643,000   643,000
1,200,000  413,000  523,000  606,000     664,000   696,000    702,000   702,000
1,300,000  448,000  567,000  657,000     720,000   755,000    762,000   762,000
1,400,000  483,000  611,000  708,000     776,000   814,000    821,000   821,000
1,500,000  517,000  655,000  760,000     832,000   872,000    880,000   880,000
1,600,000  552,000  699,000  811,000     888,000   931,000    939,000   939,000
1,700,000  587,000  743,000  862,000     944,000   990,000    999,000   999,000
1,800,000  622,000  787,000  913,000   1,000,000 1,048,000  1,058,000 1,058,000


For the persons named in the Summary Compensation Table, the years of credited service and 1999 compensation covered by the pension plans as of December 31, 1999, are: Messrs. Stavropoulos
- 32.6 years, $1,786,661; Allemang - 34.6, $716,255; Carbone -
37.5, $1,009,010; Reinhard - 29.2, $971,410.

Mr. Parker participates in the Swiss Pension Plans, which have different terms than the U.S. retirement plan. His pensionable salary as of December 31, 1999, was 1,597,050 Swiss francs (approximately $1,005,952). His total service is 31.3 years.


                   SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                ANNUAL COMPENSATION                           AWARDS          PAYOUTS

                                                                                     LONG
                                               OTHER   DEFERRED/     SECURITIES     -TERM       ALL
                                              ANNUAL  RESTRICTED     UNDERLYING    INCEN-     OTHER
NAME                                          COMPEN       STOCK       OPTIONS       TIVE    COMPEN
AND PRINCIPAL             SALARY     BONUS   -SATION      AWARDS                  PAYOUTS   -SATION
POSITIONS          YEAR      ($)       ($)       ($)      ($)(A)     (# SHARES)    ($)(B)       ($)


W. S. Stavropoulos 1999   986,664 1,560,000           0      0  120,000 Shares(d)  62,379 136,130(f)
President and      1998   908,338   675,000           0      0  100,000 Shares(e)  62,379  94,438(g)
Chief Executive    1997   835,008 1,000,000           0      0    125,000 Shares  333,077  29,220(g)
Officer

A. A. Allemang     1999   407,420   500,000   80,845(c)      0   36,000 Shares(d)   4,280  44,546(f)
Vice President,    1998   381,684   280,000           0      0   30,000 Shares(e)   4,280  36,926(g)
Operations         1997   373,254   450,000   55,211(c)      0   35,000 Shares      3,985  11,405(g)

A. J. Carbone      1999   541,040   765,000           0      0   52,800 Shares(d)  18,103  91,471(f)
Chairman and       1998   539,784   400,000           0      0   46,000 Shares(e)  18,103  59,514(g)
Exective V.P.,     1997   507,338   600,000           0      0   50,000 Shares     16,854  25,093(g)
Global
Plastics and
Hydrocarbons
& Energy

M. D. Parker       1999   553,000   735,000           0      0   52,800 Shares(d)  12,006   3,198(f)
Executive Vice     1998   522,334   385,000  114,580(c)      0   46,000 Shares(e)  12,006   6,689
President, Global  1997   483,670   600,000  142,077(c)      0   50,000 Shares     11,178  35,807
Chemicals.
President, Dow
North America

J. P. Reinhard     1999   553,000   735,000           0      0   52,800 Shares(d)  17,226   52,249(f)
Executive Vice     1998   522,334   385,000           0      0   46,000 Shares(e)  17,226   47,747(g)
President and      1997   483,338   600,000           0      0   50,000 Shares     16,038   29,445(g)
Chief Financial
Officer


(a) There were no grants of restricted or deferred stock outstanding on 12/31/99 for the named executives.

(b) This column represents cash payouts from Dividend Unit awards granted in prior years.

(c) Compensation to employees for foreign service assignments for taxes in excess of those that would otherwise be incurred.

(d) 62.5% of the shares are 120-month market-priced stock options. Remaining shares granted are 66-month performance options that are exercisable only if the daily average market price of Dow stock equals or exceeds $150 per share by 2/16/04.

(e) Half of the shares are 120-month market-priced stock options.
Remaining shares granted are 66-month performance options that are exercisable only if the daily average market price of Dow stock equals or exceeds $150 per share by 2/27/03.

(f) All other compensation details for 1999 appear in the separate chart below.

(g) Amounts previously reported in this column for 1998 and 1997 are restated to reflect Elective Deferral Plan interest calculated on an accrual rather than vested basis.


DETAILS OF ALL OTHER COMPENSATION FROM 1999 SUMMARY COMPENSATION TABLE


                                                                     PERSONAL
                                                      LIFE      KEY       EXCESS            TOTAL
                    DEFERRED   ELECTIVE    ELECTIVE   INSURANCE EMPLOYEE  LIABILITY         OTHER
                        CASH   DEFERRAL    DEFERRAL   ECONOMIC  INSURANCE INSUR             COMPEN
                    INTEREST   INTEREST    CO MATCH   BENEFIT   PREMIUMS  -ANCE    401(K)   -SATION
NAME                 ($)        ($)         ($)        ($)         ($)     ($)     ($)      ($)


W. S. Stavropoulos    0        46,430      10,200     53,859    18,414     827     6,400    136,130
A. A. Allemang        0         9,761           0     22,072     5,486     827     6,400     44,546
A. J. 0Carbone        0        32,654      10,200     31,078    10,312     827     6,400     91,471
M. D. Parker          0             0           0      2,371         0     827         0      3,198
J. P. Reinhard        0           296           0     35,746     8,980     827     6,400     52,249



                      OPTION GRANTS IN 1999

                                                INDIVIDUAL GRANTS

                               PERCENT
                              OF TOTAL
                               OPTIONS
                  NUMBER OF    GRANTED
                 SECURITIES         TO                        POTENTIAL REALIZABLE VALUE AT ASSUMED
                 UNDERLYING  EMPLOYEES  EXERCISE             ANNUAL RATES OF STOCK PRICE APPRECIATION
                    OPTIONS         IN   OR BASE    EXPIR-         OPTION TERM (A)
                    GRANTED     FISCAL     PRICE     ATION
NAME                    (#)       YEAR ($/SHARE)      DATE  0%($)       5%($)               10%($)

All Shareholders        N/A        N/A       N/A       N/A   0(b) 12,950,699,652(b)32,685,099,121 (b)

All Optionees          5,000            $91.1250  01/04/09      0           287,044           724,444
                   2,718,000            $93.3125  02/16/09      0       159,782,726       403,261,166
                     330,300            $93.3125  08/16/04      0                 0        21,266,572
                       1,500            $98.3438  03/01/09      0            92,935           234,550
                       3,400            $93.6250  04/01/09      0           200,545           506,137
                       4,000            $94.0000  04/06/09      0           236,880           597,840
                       3,000           $128.6250  07/01/09      0           243,101           613,541
                       3,000           $126.0625  08/02/09      0           238,258           601,318
                       8,500           $117.9063  11/01/09      0           631,388         1,593,504
                       5,000           $117.6250  12/01/09      0           370,519           935,119
                   3,081,700      100%                       0(c)    162,083,396(c)    430,334,191(c)

All Optionees' Gain
as % of All              N/A       N/A       N/A       N/A    N/A              1.3%              1.3%
Shareholders' Gain

W. S. Stavropoulos 75,000(d)      2.4%  $93.3125  02/16/09      0         4,409,016        11,127,516
                   45,000(e)      1.5%  $93.3125  08/16/04      0                 0         2,897,353
A. A. Allemang     22,500(d)      0.7%  $93.3125  02/16/09      0         1,322,705         3,338,255
                   13,500(e)      0.4%  $93.3125  08/16/04      0                 0           869,206
A. J. Carbone      33,000(d)      1.1%  $93.3125  02/16/09      0         1,939,967         4,896,107
                   19,800(e)      0.6%  $93.3125  08/16/04      0                 0         1,274,835
M. D. Parker       33,000(d)      1.1%  $93.3125  02/16/09      0         1,939,967         4,896,107
                   19,800(e)      0.6%  $93.3125  08/16/04      0                 0         1,274,835
J. P. Reinhard     33,000(d)      1.1%  $93.3125  02/16/09      0         1,939,967         4,896,107
                   19,800(e)      0.6%  $93.3125  08/16/04      0                 0         1,274,835

(a) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(b) Gain for all shareholders was determined from the $93.3125 exercise price applicable to options granted in 1999 to the named executives based on the 220,299,168 shares outstanding on the 2/16/99 grant date.

(c) No gain to the optionees is possible without stock price appreciation, which will benefit all shareholders commensurately.
A 0% gain in stock price will result in zero dollars for the optionee.

(d) This was a single grant made on 2/16/99. Options vest in three equal annual installments, beginning 2/16/00.

(e) This was a single grant made on 2/16/99. The options vest if at all upon achieving the performance criteria of daily average market price of Dow stock of $150 per share by 2/16/04. Based on the 5% rate explained in footnote (a) above, the options will not vest.



              AGGREGATED OPTION EXERCISES IN 1999
              AND DECEMBER 31, 1999, OPTION VALUES


                      NUMBER
               OF SECURITIES                NUMBER OF SECURITIES        VALUE OF UNEXERCISED,
                  UNDERLYING               UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                OPTIONS          VALUE    OPTIONS AT 12/31/99 (#)            12/31/99 ($)
                   EXERCISED   REALIZED
NAME                     (#)        ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE

W. S. Stavropoulos   105,000  7,842,814      411,666        203,334   24,149,348    8,139,402
A. A. Allemang        40,000  2,024,376       65,000         61,000    3,480,625    2,441,813
A. J. Carbone         20,000  1,483,750      134,666         91,134    7,715,285    3,649,790
M. D. Parker               0          0      143,666         91,134    8,326,035    3,649,790
J. P. Reinhard        59,000  3,317.126       57,666         91,134    2,949,160    3,649,790


12/31/99 Fair Market Value = $132.625



             LONG-TERM INCENTIVE PLAN AWARDS IN 1999


                       NUMBERS      PERFORMANCE           ESTIMATED FUTURE PAYOUTS UNDER
                            OF         OR OTHER           NON-STOCK PRICE-BASED PLANS
                        SHARES     PERIOD UNTIL
                         UNITS       MATURATION     THRES-
                      OR OTHER        OR PAYOUT     HOLD(#         TARGET     MAXIMUM
NAME                    RIGHTS              (A)     SHARES)     (# SHARES)    (#SHARES)

W. S. Stavropoulos      30,000        1999-2003       0            30,000      67,500
A. A. Allemang           9,000        1999-2003       0             9,000      20,250
A. J. Carbone           13,200        1999-2003       0            13,200      29,700
M. D. Parker            13,200        1999-2003       0            13,200      29,700
J. P. Reinhard          13,200        1999-2003       0            13,200      29,700


(a) Performance shares are earned by meeting or exceeding the Company's stated strategic financial performance objectives over a five-year period beginning on January 1, 1999 and ending on December 31, 2003. Specific program measures relate to Return on Capital, Sales Volume Growth, and Economic Profit Performance at all points along the Chemical Pricing Cycle. No shares will be earned if minimum strategic financial performance objectives are not achieved. Shares earned will be delivered in two equal installments on February 16, 2004 and February 16, 2005. Market rate dividend equivalents accrue on earned shares from date of grant and become payable February 16, 2005.

                  COMPENSATION COMMITTEE REPORT

THE COMMITTEE

The Compensation Committee of the Board of Directors (the "Committee") is made up entirely of independent, non-employee Directors. The Committee is responsible for establishing base salaries, bonuses, long-term incentives, retirement benefits and other compensation for Company Directors and officers. In meeting this responsibility, the Committee's policy is to ensure that executive compensation is appropriately competitive in the attraction and retention of talented leaders, and is linked closely to individual performance, Company performance, and increases in Dow shareholder value.

EXECUTIVE COMPENSATION

At the start of each year, the Committee asks the Global Compensation and Benefits staff to present a proposed compensation plan, along with supporting competitive market data, for each executive officer. After discussion with the Chief Executive Officer about the individual performance of each executive compared to pre-established goals, individual compensation plans are established. The Committee meets with the Vice President of Human Resources to review similar information on the Chief Executive Officer (who is absent from this portion of the meeting). The Committee monitors the performance of the CEO and other executive officers throughout the year, and has final responsibility for determining their compensation levels. Dow's policy is to manage overall executive compensation at the median level relative to companies with which we compete for executive talent, with appropriate variation for high-performing individuals and company performance. The Committee compares executive compensation levels and performance with a selected cross-industry group of other multinational manufacturing companies of similar size. Note that this is a different group of companies than those in the graphs on page 21. For 1999, as in prior years, compensation paid to the Company's executive officers qualified as fully deductible under applicable tax laws. Executive employee compensation has three components: base salary, performance award (bonus), and long-term incentives, each explained more fully below.

BASE SALARIES

Base salaries for all Dow employees - including the Company's top executives - are based upon an evaluation of their responsibilities, an assessment of their performance, and market comparisons from regularly scheduled compensation surveys. Average salaries for each employee group are managed so that they come within the median range of the survey results, in order to ensure Dow's ability to attract and retain a talented workforce. Changes in base salary for the executives named in the Proxy Statement compensation tables, as well as for all Dow employees, depend upon projected changes in the external market as well as the individual's contributions to Dow's corporate performance.
In addition, the Committee reviews the performance of each executive officer against pre-established annual goals.

For 1999, the Committee reviewed the goals established by the Chief Executive Officer. Specifically, the Committee considered the following factors: economic profit, earnings per share, return on stockholders' equity, progress towards 2005 EH&S goals, building effective relationships with all stakeholders of the company, and implementation of Dow's long-term strategic plan. Thus, his 1999 base pay was increased both to reflect his performance in these areas and to maintain his base salary within the competitive range.

In general, the Committee has structured the Chief Executive Officer's pay so that, at target levels of total direct compensation, no more than 25 percent is delivered as base pay. The remainder - more than 75 percent - is variable or performance-dependent pay. For the past several years, that ratio has been closer to 20 percent base pay and 80 percent of compensation at risk in the form of performance-dependent pay.

PERFORMANCE AWARDS (BONUSES)

The Executive Performance Plan (the "Plan"), first established in 1994, sets a minimum performance goal of $700 million of Net Income as defined in the Plan. In addition, the Committee has determined that no award will be paid to those named in the Proxy Statement if the minimum economic profit goal for the Dow employees' variable pay program is not achieved. Once these goals have been met, the Compensation Committee evaluates corporate and individual performance. The Compensation Committee was notified that the Net Income goal was achieved in 1999. In accordance with the Plan, the Committee used its discretion to determine the amount of each executive's performance award, based upon corporate financial performance as measured by economic profit results, individual performance towards key company goals, and the competitive environment.

LONG-TERM INCENTIVE COMPENSATION

In 1999, long-term incentive compensation for selected executives, including the officers of the Company, consisted of three types of stock-based incentive grants. Market Price Stock Options with a three-year pro-rata vesting period were granted to encourage retention of key executives and to provide a longer-term focus towards creation of shareholder value. The exercise price of these options was the fair market value on the grant date. As a result, executives receive future gains from these options only to the extent the price of Dow stock increases.
Step Stock Options were the second component of the program. For Step Options granted in 1999, the price of Dow shares must rise to $150 per share within five years from the date of grant in order for the grant to vest. These awards are completely forfeited if the stock fails to achieve the $150 share price in the five-year period. The third component of the program for 1999 was Performance Shares. Participating Executives will earn shares of deferred stock based upon the Company's financial performance over a five-year period (1999-2003). The financial measures incorporated into the Performance Shares plan emphasize superior returns on capital, value growth, and economic performance at all points along the chemical pricing cycle. Long-term incentive compensation awards were approved by the Compensation Committee after evaluating the contribution of each executive to the Company's long-term performance and the importance of his or her responsibilities within the organization.

To determine the CEO's long-term incentive compensation for 1999, the Committee evaluated progress on:

-The optimization of Dow's business portfolio, including the identification, execution, and management of acquisitions and divestitures.

-The furthering of Dow's value-growth initiatives, including progress in the development of New Business opportunities.

-Initiatives regarding the development of Dow employees, including the recruitment and retention of a talented global workforce.

-Progress towards meeting the Company's 2005 Environmental,
Health, and Safety goals.

In addition, the Committee considered the appropriate mix of short-term and long-term compensation and Dow's competitive position as compared to market data from the compensation comparison group.

The Committee determined that for 1999 the levels of long-term incentive compensation granted to the CEO reflected actual performance measured against these goals, with appropriate consideration of the desired emphasis on long-term incentive compensation and the competitive positioning of the overall compensation package.

SHARE OWNERSHIP GUIDELINES

Minimum stock ownership guidelines for key Dow executives were established in 1998. The CEO is required to own Dow stock equivalent in value to six times current annual base salary by March 31, 2002. The CEO currently owns shares that exceed the 2002 requirement. Other executives named in the Proxy Statement tables, as well as a group of global business and corporate leaders, are required to own shares equivalent in value to either three or four times current annual base salary by March 31, 2002.

COMPENSATION COMMITTEE

Harold T. Shapiro, Chairman
J. Michael Cook
Willie D. Davis
Barbara Hackman Franklin
Allan D. Gilmour
Paul G. Stern

                       STOCKHOLDER RETURN

The charts below illustrate cumulative total return to Dow stockholders for certain periods of time. They depict a hypothetical $100 investment in Dow common stock on December 31 of the first year of the charts, and show the increased value of that investment over time until December 31 of the final year, with all dividends reinvested in stock. Hypothetical investments of $100 in the Standard & Poor's 500 Stock Index and the Standard & Poor's Chemicals - 500 Index are shown in comparison.

                FIVE-YEAR CUMULATIVE TOTAL RETURN

                 DOW CHEMICAL        S&P 500      S&P CHEMICALS
     1994           $100.00          $100.00         $100.00
     1995           $108.71          $137.55         $130.62
     1996           $125.88          $169.11         $172.52
     1997           $169.23          $225.52         $212.03
     1998           $157.42          $289.96         $193.12
     1999           $238.42          $350.63         $252.07

                TEN-YEAR CUMULATIVE TOTAL RETURN

                      DOW            S&P 500      S&P CHEMICALS
     1989           $100.00          $100.00         $100.00
     1990           $ 70.05          $ 96.90         $ 84.91
     1991           $ 83.31          $126.36         $110.73
     1992           $ 92.81          $135.98         $121.31
     1993           $ 96.38          $149.66         $135.67
     1994           $118.69          $151.64         $157.07
     1995           $129.03          $208.58         $205.16
     1996           $149.41          $256.45         $270.97
     1997           $200.87          $341.98         $333.04
     1998           $186.85          $439.70         $303.34
     1999           $282.99          $531.69         $395.93

The form of the charts above is in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These charts do not reflect the Company's forecast of future financial performance.

                        OTHER INFORMATION

FUTURE STOCKHOLDER PROPOSALS

If you wish to submit a proposal to be considered for inclusion in the proxy material for next year's Annual Meeting, please send it to the Office of the Corporate Secretary.* Under the rules of the Securities and Exchange Commission, proposals must be received no later than November 23, 2000.

NOMINATIONS FOR DIRECTOR

The Committee on Directors will continue its long-standing practice of accepting stockholders' suggestions of candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its committees. Such recommendations may be sent to the Committee on Directors through the Office of the Corporate Secretary.*

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director at the next Annual Meeting must notify the Secretary of the Company* between November 23, 2000, and January 22, 2001. Such notices must comply with the provisions set forth in the Bylaws. A copy of the relevant provisions of the Bylaws will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to the Office of the Corporate Secretary.*

NOTIFICATION OF FUTURE ANNUAL MEETING BUSINESS

Under the Company's Bylaws, if you wish to raise items of proper business at an Annual Meeting you must give advance written notification to the Office of the Corporate Secretary.* For the 2001 Annual Meeting, written notice must be given between November 23, 2000, and January 22, 2001. Such notices must comply with the Bylaws provisions and include your name and address, representation that you are a holder of common stock entitled to vote at such Meeting and intend to appear in person or by proxy at the Meeting, disclosure of any material interest in such business, description of the business proposed, and the reasons for conducting such business. A copy of the relevant provisions of the Bylaws will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to the Office of the Corporate Secretary.*

ADDITIONAL INFORMATION AVAILABLE

Dow's Proxy Statement and Annual Report are posted on Dow's website: http://www.dow.com in both HTML and PDF formats. The annual report on Form 10-K is also available on the website. Printed copies of each of these documents will be sent without charge to any stockholder sending a written request to Dow's stock transfer agent: EquiServe, P.O. Box 8038, Boston, MA 02266-8038.

OTHER MATTERS

The Board does not intend to present any business at the Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including any stockholder proposal omitted from the Proxy Statement and form of proxy pursuant to the proxy rules of the Securities and Exchange Commission, and matters incident to the conduct of the Meeting. At the time this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Meeting, but the enclosed proxy confers the same discretionary authority with respect to any such other matter.

/s/John Scriven
Vice President
General Counsel and Secretary

Midland, Michigan
March 23, 2000

*The address is:
Office of the Corporate Secretary
The Dow Chemical Company
2030 Dow Center
Midland, MI  48674

                            APPENDIX

List of Photos of Directors and Omitted Graphics

Photo 1   Photograph of J. Michael Cook

Photo 2   Photograph of Willie D. Davis

Photo 3   Photograph of Michael D. Parker

Photo 4   Photograph of J. Pedro Reinhard

Photo 5   Photograph of Paul G. Stern

Photo 6   Photograph of Arnold A. Allemang

Photo 7   Photograph of Jacqueline K. Barton

Photo 8   Photograph of David T. Buzzelli

Photo 9   Photograph of Anthony J. Carbone

Photo 10  Photograph of John C. Danforth

Photo 11  Photograph of Enrique C. Falla

Photo 12  Photograph of Barbara Hackman Franklin

Photo 13  Photograph of Allan D Gilmour

Photo 14  Photograph of Frank P. Popoff

Photo 15  Photograph of Harold T. Shapiro

Photo 16  Photograph of William S. Stavropoulos

PERFORMANCE GRAPHS - Values provided for EDGAR only but shareholders given line graph.

A.   Five-Year Cumulative Total Return

B.   Ten-Year Cumulative Total Return

--------------------------REGISTERED-----------------------------
-----------------------------------------------------------------

                    THE DOW CHEMICAL COMPANY

               2000 Annual Meeting of Stockholders

                   MIDLAND CENTER FOR THE ARTS
          1801 WEST ST. ANDREWS, MIDLAND, MICHIGAN, USA
                    MAY 11, 2000 - 2:00 P.M.

                        ADMITTANCE TICKET

THIS TICKET ENTITLES THE STOCKHOLDER(S) LISTED ON THE REVERSE
SIDE TO ATTEND THE DOW 2000 ANNUAL MEETING OF STOCKHOLDERS.  THIS
TICKET IS NOT TRANSFERABLE. PLEASE KEEP THIS TICKET, BRING IT
WITH YOU TO THE ANNUAL MEETING AND PRESENT IT AT THE DOOR.

                  Doors will open at 12:30 p.m.

 Cameras and recording devices are not permitted at the Meeting.

        Hearing amplification devices will be available.


Fold & Tear Hear                              Fold & Tear Here
-----------------------------perforation-------------------------

2000 ANNUAL MEETING OF STOCKHOLDERS     The Dow Chemical Company

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints A. J. Carbone, J. C. Danforth and
F. P Popoff, jointly and severally, proxies, with full power of substitution, to vote all the shares of common stock of THE DOW CHEMICAL COMPANY that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2000, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting.

SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS AS LISTED BELOW, FOR AGENDA ITEM 2, FOR AGENDA ITEM 3, AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED.

Agenda Item 1: The election of five Directors:  (01) J. Michael
               Cook, (02) Willie D. Davis, (03) Michael D.
               Parker, (04) J. Pedro Reinhard, and (05) Paul G.
               Stern.

Agenda Item 2: Amendment of the Restated Certificate of
               Incorporation to increase the number of authorized shares of Common Stock to one billion five hundred million.

Agenda Item 3: Ratification of the appointment of Deloitte and
               Touche LLP as Dow's independent auditors for 2000.

You may specify your choices by marking the appropriate boxes on the reverse side, but YOU NEED NOT MARK ANY VOTING BOXES IF YOU
WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
RECOMMENDATIONS. The Proxy Committee cannot vote your shares unless you sign, date and return this card, or vote electronically as explained on the reverse side.

If voting by mail, please sign, date and promptly return this proxy form in the enclosed envelope to the tabulating agent:
Proxy Services, P.O. Box 9141, Farmingdale, NY  11735-9583

                        SEE REVERSE SIDE

          IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
               PLEASE READ THE INSTRUCTIONS BELOW

The Dow Chemical Company encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2000 ANNUAL MEETING OF STOCKHOLDERS.

                           THREE WAY TO VOTE

                           VOTE BY PHONE -1-800-690-6903
                           1. Read the accompanying Proxy
                              Statement and this card.
                           2. Call toll free 1-800-690-6903.
                           3. Enter your 12-digit Control
                              Number, in the box below.
                           4. Follow the simple instructions.

                           VOTE BY INTERNET:WWW.PROXYVOTE.COM
                           1. Read the accompanying Proxy
                              Statement and this card.
                           2. Go to website WWW.PROXYVOTE.COM
                           3. Enter your 12-digit Control
                              Number, in the box below.
                           4. Follow the simple instructions.

                           VOTE BY MAIL
                           1. Mark, sign and date this
                              proxy card.
                           2. Return it in the enclosed
                              postage paid envelope.

                           Do NOT return this proxy card if
                           you vote by telephone or Internet.

Your electronic proxy
authorizes the named
proxies to vote your
shares just as if you had
marked, signed, dated and
mailed the proxy card.

YOUR CONTROL NUMBER:

  THANK YOU FOR VOTING - ADMITTANCE TICKET ON THE REVERSE SIDE.

       SEE DIRECTIONS FOR COMPLETION ON THE REVERSE SIDE.
Fold & Tear Hear                              Fold & Tear Here
-----------------------------perforation-------------------------

                    The Dow Chemical Company

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL CANDIDATES AND FOR AGENDA
ITEMS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
AGENDA ITEMS 1, 2 AND 3.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting and at any adjournment thereof.

AGENDA ITEM 1: Election of five Directors:
(01) J. Michael Cook, (02) Willie D. Davis, (03) Michael D.
Parker, (04) J. Pedro Reinhard, and (05) Paul G. Stern

FOR ALL  ___   WITHHOLD ALL  ____     FOR ALL EXCEPT: ____

To withhold authority to vote for a candidate(s), mark "For All
Except" and write the nominee's number(s) or name(s) below.
_________________________________________

AGENDA ITEM 2: Amendment of the Restated Certificate of
Incorporation to increase the number of authorized shares of Common Stock to one billion five hundred million.

FOR  _______          AGAINST  _______          ABSTAIN  _______

AGENDA ITEM 3: Ratification of the appointment of Dow's independent auditors for 2000.

FOR  _______          AGAINST  _______          ABSTAIN  _______


I/We plan to attend the Annual Meeting.    __________

Discontinue duplicate Annual Report.       __________

I have made comments on this card or an attachment
or have marked an address change.          __________

PLEASE SIGN THIS PROXY AS THE NAME(S) APPEAR ABOVE.  WHEN SIGNING
AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN,
PLEASE GIVE FULL NAME AS SUCH.

Signature (PLEASE SIGN WITHIN BOX) _______  Date _________

Signature (Joint Owners)           _______  Date _________

--------------------------SESP & HESP----------------------------
-----------------------------------------------------------------

                    THE DOW CHEMICAL COMPANY

               2000 Annual Meeting of Stockholders

                   MIDLAND CENTER FOR THE ARTS
          1801 WEST ST. ANDREWS, MIDLAND, MICHIGAN, USA
                    MAY 11, 2000 - 2:00 P.M.

                        ADMITTANCE TICKET

THIS TICKET ENTITLES THE STOCKHOLDER LISTED ON THE REVERSE SIDE TO ATTEND THE DOW 2000 ANNUAL MEETING OF STOCKHOLDERS. THIS TICKET IS NOT TRANSFERABLE. PLEASE KEEP THIS TICKET, BRING IT WITH YOU TO THE ANNUAL MEETING AND PRESENT IT AT THE DOOR.

                  Doors will open at 12:30 p.m.

 Cameras and recording devices are not permitted at the Meeting.

        Hearing amplification devices will be available.

Fold & Hear                                    Fold & Tear Here
-----------------------------perforation-------------------------

2000 ANNUAL MEETING OF STOCKHOLDERS     The Dow Chemical Company

                CONFIDENTIAL VOTING INSTRUCTIONS
            TO: BANKERS TRUST COMPANY ("THE TRUSTEE")
             THE DOW HOURLY EMPLOYEES' SAVINGS PLAN
            THE DOW SALARIED EMPLOYEES' SAVINGS PLAN

The undersigned hereby directs the Trustee to vote all shares of common stock of THE DOW CHEMICAL COMPANY ("Dow") credited to the undersigned's account in the Hourly Employees' Savings Plan or the Salaried Employees' Savings Plan (the "Plans") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 11, 2000, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting. Dow has instructed the Trustee and its agents not to disclose to the Dow Board or management how individuals in this Plan have voted.

THE TRUSTEE IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS, FOR AGENDA ITEM 2, FOR AGENDA ITEM 3, AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE DOW BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED. IN ACCORDANCE WITH THE TERMS OF THE PLAN, THE TRUSTEE SHALL VOTE ALL COMMON SHARES IN THE ACCOUNTS OF MEMBERS OF THE RESPECTIVE PLANS WHO FAIL TO VOTE IN THE SAME PROPORTION AS THE SHARES IN THE ACCOUNTS OF MEMBERS WHO HAVE PROVIDED DIRECTION.

Agenda Item 1: The election of five Directors:  (01) J. Michael
               Cook, (02) Willie D. Davis, (03) Michael D.
               Parker, (04) J. Pedro Reinhard, and (05) Paul G.
               Stern.

Agenda Item 2: Amendment of the Restated Certificate of
               Incorporation to increase the number of authorized shares of Common Stock to one billion five hundred million.

Agenda Item 3: Ratification of the appointment of Deloitte and
               Touche LLP as Dow's independent auditors for 2000.

                        SEE REVERSE SIDE

          IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
               PLEASE READ THE INSTRUCTIONS BELOW

The Dow Chemical Company encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2000 ANNUAL MEETING OF STOCKHOLDERS.

                             THREE WAYS TO VOTE

                             VOTE BY PHONE - 1-800-690-6903
                             1. Read the accompanying Proxy
                                Statement and this card.
                             2. Call toll free 1-800-690-6903.
                             3. Enter your 12-digit Control
                                Number, in the box below.
                             4. Follow the simple recorded
                                instructions.

                             VOTE BY INTERNET:WWW.PROXYVOTE.COM
                             1. Read the accompanying Proxy
                                Statement and this card.
                             2. Go to website WWW.PROXYVOTE.COM
                             3. Enter your 12-digit Control
                                Number, in the box below.
                             4. Follow the simple instructions.

                             VOTE BY MAIL
                             1. Mark, sign and date this
                                proxy card.
                             2. Return it in the enclosed
                                postage paid envelope.

                             Do NOT return this proxy card if
                             you vote by telephone or Internet.

Your electronic proxy
authorizes the named proxies
to vote your shares just as
if you had marked, signed,
dated and mailed the proxy
card.

The Dow Annual Report and
Proxy Statement are either
enclosed or have been
delivered to you
electronically by email.
You may access both
documents at:
http://www.dow.com/
2000meeting

YOUR CONTROL NUMBER:

  THANK YOU FOR VOTING - ADMITTANCE TICKET ON THE REVERSE SIDE.

       SEE DIRECTIONS FOR COMPLETION ON THE REVERSE SIDE.
Fold & Tear Hear                              Fold & Tear Here

-----------------------------perforation-------------------------


                    The Dow Chemical Company

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL CANDIDATES AND FOR AGENDA ITEMS 2 AND 3. THE TRUSTEE IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
AGENDA ITEMS 1, 2 AND 3.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting and at any adjournment thereof.

AGENDA ITEM 1: Election of five Directors:
(01) J. Michael Cook, (02) Willie D. Davis, (03) Michael D.
Parker, (04) J. Pedro Reinhard, and (05) Paul G. Stern

FOR ALL  ___   WITHHOLD ALL  ____     FOR ALL EXCEPT: ____

To withhold authority to vote for a candidate(s), mark "For All
Except" and write the nominee's number(s) or name(s) below.
_________________________________________

AGENDA ITEM 2: Amendment of the Restated Certificate of
Incorporation to increase the number of authorized shares of Common Stock to one bilion five hundred million.

FOR  _______          AGAINST  _______          ABSTAIN  _______

AGENDA ITEM 3: Ratification of the appointment of Dow's independent auditors for 2000.

FOR  _______          AGAINST  _______          ABSTAIN  _______


I plan to attend the Annual Meeting.       __________

I have made comments on this card or an attachment
or have marked an address change.          __________

PLEASE SIGN THIS PROXY AS THE NAME APPEARS ABOVE.  WHEN SIGNING
AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN,
PLEASE GIVE FULL NAME AS SUCH.

Signature (PLEASE SIGN WITHIN BOX) _______  Date _________

--------------------------DH COMPOUNDING-------------------------
-----------------------------------------------------------------

                    THE DOW CHEMICAL COMPANY

               2000 ANNUAL MEETING OF STOCKHOLDERS

                   MIDLAND CENTER FOR THE ARTS
          1801 WEST ST. ANDREWS, MIDLAND, MICHIGAN, USA
                    MAY 11, 2000 - 2:00 P.M.

                        ADMITTANCE TICKET

THIS TICKET ENTITLES THE STOCKHOLDER LISTED ON THE REVERSE SIDE TO ATTEND THE DOW 2000 ANNUAL MEETING OF STOCKHOLDERS. THIS TICKET IS NOT TRANSFERABLE. PLEASE KEEP THIS TICKET, BRING IT WITH YOU TO THE ANNUAL MEETING AND PRESENT IT AT THE DOOR.

                  Doors will open at 12:30 p.m.

 Cameras and recording devices are not permitted at the Meeting.

        Hearing amplification devices will be available.

Fold & Hear                                    Fold & Tear Here
-----------------------------perforation-------------------------

2000 ANNUAL MEETING OF STOCKHOLDERS     The Dow Chemical Company

                CONFIDENTIAL VOTING INSTRUCTIONS
                      TO:  UMB BANK, N.A.,
            THE TRUSTEE OF THE DH COMPOUNDING COMPANY
           SAVINGS AND RETIREMENT PLAN ("THE TRUSTEE")

The undersigned hereby directs the Trustee to vote all shares of common stock of THE DOW CHEMICAL COMPANY ("Dow") credited to the undersigned's account in the DH Compounding Company Savings and Retirement Plan (the "Plan") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 11, 2000, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting. Dow has instructed the Trustee and its agents not to disclose to the Dow Board or management how individuals in this Plan have voted.

THE TRUSTEE IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS, FOR AGENDA ITEM 2, FOR AGENDA ITEM 3, AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE DOW BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED. IF YOUR COMPLETED VOTING INSTRUCTION FORM IS NOT RECEIVED BY MAY 9, 2000, THE ADMINISTRATIVE COMMITTEE FOR THE PLAN MAY DIRECT THE PLAN TRUSTEE TO VOTE YOUR SHARES.

Agenda Item 1: The election of five Directors:  (01) J. Michael
               Cook, (02) Willie D. Davis, (03) Michael D.
               Parker, (04) J. Pedro Reinhard, and (05) Paul G.
               Stern.

Agenda Item 2: Amendment of the Restated Certificate of
               Incorporation to increase the number of authorized shares of Common Stock to one billion five hundred million.

Agenda Item 3: Ratification of the appointment of Deloitte and
               Touche LLP as Dow's independent auditors for 2000.

                        SEE OPPOSITE SIDE

          IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
               PLEASE READ THE INSTRUCTIONS BELOW

The Dow Chemical Company encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2000 ANNUAL MEETING OF STOCKHOLDERS.

                             THREE WAYS TO VOTE

                             VOTE BY PHONE - 1-800-690-6903
                             1. Read the accompanying Proxy
                                Statement and this card.
                             2. Call toll free 1-800-690-6903.
                             3. Enter your 12-digit Control
                                Number, in the box below.
                             4. Follow the simple recorded
                                instructions.

                             VOTE BY INTERNET:WWW.PROXYVOTE.COM
                             1. Read the accompanying Proxy
                                Statement and this card.
                             2. Go to website WWW.PROXYVOTE.COM
                             3. Enter your 12-digit Control
                                Number, in the box below.
                             4. Follow the simple instructions.

                             VOTE BY MAIL
                             1. Mark, sign and date this
                                proxy card.
                             2. Return it in the enclosed
                                postage paid envelope.

                             Do NOT return this proxy card if
                             you vote by telephone or Internet.

Your electronic proxy
authorizes the named proxies
to vote your shares just as
if you had marked, signed,
dated and mailed the proxy
card.

The Dow Annual Report and
Proxy Statement are either
enclosed or have been
delivered to you
electronically by email.
You may access both
documents at:
http://www.dow.com/
2000meeting

YOUR CONTROL NUMBER:

  THANK YOU FOR VOTING - ADMITTANCE TICKET ON THE REVERSE SIDE.

       SEE DIRECTIONS FOR COMPLETION ON THE REVERSE SIDE.
Fold & Tear Hear                              Fold & Tear Here

-----------------------------perforation-------------------------

                    The Dow Chemical Company

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL CANDIDATES AND FOR AGENDA ITEMS 2 AND 3. THE TRUSTEE IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
AGENDA ITEMS 1, 2 AND 3.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting and at any adjournment thereof.

AGENDA ITEM 1: Election of five Directors:
(01) J. Michael Cook, (02) Willie D. Davis, (03) Michael D.
Parker, (04) J. Pedro Reinhard, and (05) Paul G. Stern

FOR ALL  ___   WITHHOLD ALL  ____     FOR ALL EXCEPT: ____

To withhold authority to vote for a candidate(s), mark "For All
Except" and write the nominee's number(s) or name(s) below.
_________________________________________

AGENDA ITEM 2: Amendment of the Restated Certificate of
Incorporation to increase the number of authorized shares of Common Stock to one billion five hundred million.

FOR  _______          AGAINST  _______          ABSTAIN  _______


AGENDA ITEM 3: Ratification of the appointment of Dow's independent auditors for 2000.

FOR  _______          AGAINST  _______          ABSTAIN  _______


I plan to attend the Annual Meeting.       __________

I have made comments on this card or an attachment
or have marked an address change.          __________

PLEASE SIGN THIS PROXY AS THE NAME APPEARS ABOVE.  WHEN SIGNING
AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN,
PLEASE GIVE FULL NAME AS SUCH.

Signature (PLEASE SIGN WITHIN BOX) _______  Date _________

--------------------------DOW AGROSCIENCES-----------------------
-----------------------------------------------------------------

                    THE DOW CHEMICAL COMPANY

               2000 Annual Meeting of Stockholders

                   MIDLAND CENTER FOR THE ARTS
          1801 WEST ST. ANDREWS, MIDLAND, MICHIGAN, USA
                    MAY 11, 2000 - 2:00 P.M.

                        ADMITTANCE TICKET

THIS TICKET ENTITLES THE STOCKHOLDER LISTED ON THE REVERSE SIDE TO ATTEND THE DOW 2000 ANNUAL MEETING OF STOCKHOLDERS. THIS TICKET IS NOT TRANSFERABLE. PLEASE KEEP THIS TICKET, BRING IT WITH YOU TO THE ANNUAL MEETING AND PRESENT IT AT THE DOOR.

                  Doors will open at 12:30 p.m.

 Cameras and recording devices are not permitted at the Meeting.

        Hearing amplification devices will be available.

Fold & Hear                                    Fold & Tear Here
-----------------------------perforation-------------------------

2000 ANNUAL MEETING OF STOCKHOLDERS     The Dow Chemical Company

                CONFIDENTIAL VOTING INSTRUCTIONS
       TO:  FIDELITY MANAGEMENT TRUST COMPANY, THE TRUSTEE
  OF THE DOW AGROSCIENCES EMPLOYEE SAVINGS PLAN ("THE TRUSTEE")

The undersigned hereby directs the Trustee to vote all shares of common stock of THE DOW CHEMICAL COMPANY ("Dow") credited to the undersigned's account in the Dow AgroSciences Employee Savings Plan (the "Plan") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 11, 2000, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting. Dow has instructed the Trustee and its agents not to disclose to the Dow Board or management how individuals in this Plan have voted.

THE TRUSTEE IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS, FOR AGENDA ITEM 2, FOR AGENDA ITEM 3, AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE DOW BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED. IN ACCORDANCE WITH THE TERMS OF THE PLAN, THE TRUSTEE SHALL VOTE ALL DOW COMMON SHARES IN THE ACCOUNTS OF PLAN MEMBERS WHO FAIL TO VOTE IN THE SAME PROPORTION AS THE SHARES IN THE ACCOUNTS OF MEMBERS WHO HAVE PROVIDED DIRECTION.

Agenda Item 1: The election of five Directors:  (01) J. Michael
               Cook, (02) Willie D. Davis, (03) Michael D.
               Parker, (04) J. Pedro Reinhard and (05) Paul G.
               Stern.

Agenda Item 2: Amendment of the Restated Certificate of
               Incorporation to increase the number of authorized shares of Common Stock to one billion five hundred million.

Agenda Item 3: Ratification of the appointment of Deloitte and
               Touche LLP as Dow's independent auditors for 2000.

                        SEE REVERSE SIDE

          IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
               PLEASE READ THE INSTRUCTIONS BELOW

The Dow Chemical Company encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2000 ANNUAL MEETING OF STOCKHOLDERS.

                             THREE WAYS TO VOTE

                             VOTE BY PHONE - 1-800-690-6903
                             1. Read the accompanying Proxy
                                Statement and this card.
                             2. Call toll free 1-800-6906903.
                             3. Enter your 12-digit Control
                                Number, in the box below.
                             4. Follow the simple recorded
                                instructions.

                             VOTE BY INTERNET:WWW.PROXYVOTE.COM
                             1. Read the accompanying Proxy
                                Statement and this card.
                             2. Go to website WWW.PROXYVOTE.COM
                             3. Enter your 12-digit Control
                                Number, in the box below.

                             VOTE BY MAIL
                             1. Mark, sign and date this
                                proxy card.
                             2. Return it in the enclosed
                                postage paid envelope.

                             Do NOT return this proxy card if
                             you vote by telephone or Internet.

Your electronic proxy
authorizes the named proxies
to vote your shares just as
if you had marked, signed,
dated and mailed the proxy
card.

The Dow Annual Report and
Proxy Statement are either
enclosed or have been
delivered to you
electronically by email.
You may access both
documents at:
http://www.dow.com/
2000meeting

YOUR CONTROL NUMBER:

  THANK YOU FOR VOTING - ADMITTANCE TICKET ON THE REVERSE SIDE.

       SEE DIRECTIONS FOR COMPLETION ON THE REVERSE SIDE.
Fold & Tear Hear                              Fold & Tear Here

-----------------------------perforation-------------------------

                    The Dow Chemical Company

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL CANDIDATES AND AGENDA ITEMS
2 AND 3. THE TRUSTEE IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
AGENDA ITEMS 1, 2 AND 3.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting and at any adjournment therof.

AGENDA ITEM 1: Election of five Directors:
(01) J. Michael Cook, (02) Willie D. Davis, (03) Michael D.
Parker, (04) J. Pedro Reinhard and (05) Paul G. Stern

FOR ALL  ___   WITHHOLD ALL  ____     FOR ALL EXCEPT: ____

To withhold authority to vote for a candidate(s), mark "For All
Except" and write the nominee's number(s) or name(s) below.
_________________________________________

AGENDA ITEM 2: Amendment of the Restated Certificate of
Incorporation to increase the number of authorized shares of Common Stock to one billion five hundred million.

FOR  _______          AGAINST  _______          ABSTAIN  _______


AGENDA ITEM 3: Ratification of the appointment of Dow's independent auditors for 2000.

FOR  _______          AGAINST  _______          ABSTAIN  _______


I plan to attend the Annual Meeting.       __________

I have made comments on this card or an attachment
or have marked an address change.          __________

PLEASE SIGN THIS PROXY AS THE NAME APPEARS ABOVE.  WHEN SIGNING
AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN,
PLEASE GIVE FULL NAME AS SUCH.

Signature (PLEASE SIGN WITHIN BOX) _______  Date _________